UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 8, 2007

Lithia Motors, Inc. (Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)             Amendment to Bylaws

                 The New York Stock Exchange recently instituted a new listing requirement that all listed companies must be eligible to participate in the Direct Registry System, a stock registry system that reflects stock ownership in a company by book entry rather than by actual stock certificates. In order for a company to participate in the Direct Registry System, that company must have the authority to issue stock in non-certificated form. Accordingly, at the regular board meeting of Lithia Motors, Inc., held November 8, 2007, the board of directors amended Article IV of its Bylaws, authorizing the issuance of non-certificated shares. The amended and restated Bylaws are attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
3.2 Amended and Restated Bylaws of Lithia Motors, Inc.

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	November 13, 2007	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary